                                                                      EXHIBIT 16

                [Letterhead of Richard A. Eisner & Company, LLP]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  dELiA*s Inc. (the "Company")
          ----------------------------

Dear Sir or Madam:

     We agree with the statements made by the Company in its Registration Statement on Form S-1 in response to Item 304(a) of Regulation S-K.

     We are not in a position to agree or disagree with the Company's statement that the decision to change accountants was made by the managers of dELiA*s LLC.


     Sincerely,
     /s/Richard A. Eisner & Company, LLP
     New York, New York
     October 28, 1996


                575 Madison Avenue, New York, N.Y. 10022-2597
                Telephone: (212) 955-1700, Fax: (212) 355-2414
                Member of Summit International Associates, Inc.